Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp Reports Results for the 2023 Second Quarter

•	Strong momentum continues for leisure travel to Pursuit’s markets and GES live event activity
•	GES second quarter results exceeded prior guidance; raising full year outlook
•	Second quarter year-over-year results impacted by sale of ON Services and known shifts in timing of events that resumed normal schedules in 2023 at GES

SCOTTSDALE, August 3, 2023 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported results for the 2023 second quarter.
Financial Highlights
	Three months ended June 30,
(in millions)	2023	2022	Change
Revenue	$320.3	$319.2	$1.1
Net Income Attributable to Viad	$11.0	$19.8	$(8.9)
Net Income Before Other Items*	$11.8	$22.2	$(10.3)
Consolidated Adjusted EBITDA*	$42.9	$47.5	$(4.6)

•
Revenue of $320.3 million increased $1.1 million as higher international tourism in Western Canada and Iceland and stronger demand for exhibitions and events more than offset a revenue decline of approximately $16 million due to the sale of ON Services and anticipated shifts in timing of events at GES.

•
Net income attributable to Viad of $11.0 million and income before other items of $11.8 million decreased $8.9 million and $10.3 million, respectively, primarily due to anticipated lower GES adjusted EBITDA, higher interest expense, and higher taxes, partially offset by higher Pursuit adjusted EBITDA.

•
Consolidated adjusted EBITDA* of $42.9 million declined $4.6 million primarily due to lower GES revenue and increased staffing levels at GES as compared to the 2022 second quarter when a faster than expected recovery in event activity significantly outpaced workforce restaffing, partially offset by stronger visitation and margins at Pursuit.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Steve Moster, Viad’s president and chief executive officer, commented, “We delivered solid second quarter results and are pleased to once again be raising our full year guidance on stronger than expected GES performance.  Pursuit delivered significant year-over-year growth in the quarter, which continues to accelerate as we move through the seasonally strong third quarter.”
Moster continued, “We are very encouraged by the robust demand we’re seeing for Pursuit’s leisure travel markets and the continued growth in GES’ live events, and we remain confident that we will deliver substantial growth this year.”
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Pursuit Results
	Three months ended June 30,
(in millions)	2023	2022	Change
Revenue	$88.5	$77.6	$10.9
Adjusted EBITDA*	$19.5	$15.6	$3.9

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
•	Pursuit revenue of $88.5 million increased $10.9 million (14.0%) from the 2022 second quarter primarily due to stronger international visitation.
•	Pursuit adjusted EBITDA of $19.5 million improved by $3.9 million from the 2022 second quarter primarily due to higher revenue and improved margin.

Regarding Pursuit’s results, Moster commented, “Pursuit’s revenue and adjusted EBITDA reached a new all-time high for the second quarter reflecting the strength of our Refresh, Build, Buy growth strategy. The new experiences that we’ve acquired or opened from 2019 to present contributed about 30 percent of Pursuit’s second quarter revenue and posted year-over-year growth of 27 percent. Additionally, our same-store experiences posted strong year-over-year revenue growth of 9 percent.”
Moster continued, “Our team did a terrific job maximizing revenue by strategically driving rate while increasing attraction visitation and maintaining strong hotel occupancy during the quarter. Additionally, we continue to benefit from the acceleration of international leisure travel to our markets. Demand for our iconic, unforgettable and inspiring hotels and attractions is strong and with our seasonally robust third quarter ahead, we remain confident in our ability to continue driving significant growth at Pursuit.”
GES Results
	Three months ended June 30,
(in millions)	2023	2022	Change
Revenue
Spiro	$80.4	$89.4	$(9.1)
GES Exhibitions	154.5	154.6	(0.1)
Inter-segment Eliminations	(3.1)	(2.4)	(0.6)
Total GES	$231.8	$241.6	$(9.8)

Adjusted EBITDA*
Spiro	$8.9	$15.8	$(6.8)
GES Exhibitions	17.9	19.4	(1.5)
Total GES	$26.8	$35.1	$(8.3)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
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•
Total GES revenue of $231.8 million decreased 4.0% from the 2022 second quarter primarily due to the sale of ON Services and 2022 shows that were postponed from the first quarter into the second quarter that returned to their normal first quarter schedules in 2023, partially offset by live event activity strength and major non-annual shows in the 2023 second quarter.

•	Total GES adjusted EBITDA of $26.8 million decreased by $8.3 million from the 2022 second quarter primarily due to lower revenue and the rebuilding of the workforce from pandemic levels.

Regarding GES’ results, Moster commented, “GES’ results exceeded our expectations for the second quarter with higher than anticipated same-show revenue growth and the benefits of a series of margin enhancing lean activities. Same-show revenues for events produced by our U.S. Exhibitions team grew to 99 percent of 2019 pre-pandemic levels as compared to 87 percent in the 2022 second quarter. At Spiro, spend from existing corporate clients is also near 2019 pre-pandemic levels, and we continue to win new clients in this large, fragmented market.”
Moster continued, “I continue to be impressed with the team’s focus on margin enhancement and the speed and strength of GES’ recovery from the pandemic.  We remain committed to driving meaningful free cash flow through ongoing lean initiatives at GES Exhibitions and profitable growth at Spiro.”
Cash Flow and Balance Sheet Highlights
Our 2023 second quarter cash flow from operations was approximately $28.7 million and our capital expenditures totaled approximately $21 million.  We paid approximately $2 million in cash dividends on our convertible preferred equity and our net debt payments were approximately $1 million.
We ended the second quarter with total liquidity of $148.2 million, comprising cash and cash equivalents of $53 million and $95 million of capacity available on our revolving credit facility ($100 million total facility size, less $5 million in letters of credit). Our debt totaled $477.9 million, including $393 million outstanding on our Term Loan B, financing lease obligations of approximately $64 million (which primarily comprises real estate leases at Pursuit), and approximately $21 million in other debt.
Moster commented, “We remain committed to maintaining a solid liquidity position by maximizing our cash flows from operations and selectively investing in high-return opportunities to continue scaling Pursuit through our Refresh, Build, Buy growth strategy.”
2023 Outlook
Regarding Viad’s outlook, Moster commented, “We are pleased to be raising our full year guidance based on GES’ second quarter performance and our outlook for continued strong demand for GES’ live events and Pursuit’s leisure travel markets over the balance of the year.”
Moster continued, “For the third quarter, we expect another record-breaking quarter at Pursuit with significant growth in adjusted EBITDA, partially offset by lower GES revenue due to show rotation and the sale of ON Services.”
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Our guidance for Viad consolidated is as follows:
(in millions)	Third Quarter	Full Year
Viad Consolidated
Revenue	$340 to $370 vs. $382.7 in 2022	Up mid-single digits vs. $1,127.3 in 2022
Adjusted EBITDA	$77.5 to $89.5 vs. $82.0 in 2022	$126 to $143 vs. $116.1 in 2022
Cash flow from Operations	$55 to $60	$75 to $85
Capital Expenditures	$25 to $30	$70 to $75 (including growth capex of ~$35)

Our guidance for Pursuit is as follows:
(in millions)	Third Quarter	Full Year	Key Assumptions
Pursuit
Revenue	$175 to $190	Up ~15%	•	Expect revenue growth in 2023 will be driven by:
	vs. $163.8 in 2022	vs. $299.3 in 2022		o	Lifting of all COVID restrictions at the Canadian border
				o	Acceleration of new experiences
				o	Ongoing focus on improving the guest experience
Adjusted EBITDA	$87 to $95 vs. $75.1 in 2022	$85 to $95 vs. $67.9 in 2022	•	Anticipate FY margin expansion as visitation increases, the performance of newer experiences improves, and pandemic-era cost pressures ease

Our guidance for GES is as follows:
(in millions)	Third Quarter	Full Year	Key Assumptions
GES
Revenue	$165 to $180 vs. $218.9 in 2022	Up low single digits vs. $828.0 in 2022	•
Expect FY revenue growth from stronger demand for exhibition and event services and new Spiro wins will more than offset negative show rotation ($30M for FY; $50M for Q3) and the sale of ON Services ($50M for FY; $14M for Q3)

				o	Exhibitions same show revenue expected to approach 2019 levels
				o	Spiro clients’ marketing spend expected to be similar to 2022, plus new client wins
Adjusted EBITDA	($6) to ($2) vs. $10.7 in 2022	$54 to $62 vs. $61.3 in 2022	•	We intend to prudently invest in talent and capabilities at Spiro to fuel growth in 2023 and beyond

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Conference Call Details
Management will host a conference call to review second quarter 2023 results on Thursday, August 3, 2023, at 5 p.m. (Eastern Time).
To join the live conference call, please register at least 10 minutes before the start of the call using the following link: https://conferencingportals.com/event/tQSnvHGq. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call.
A live audio webcast of the call will also be available in listen-only mode through the “Investors" section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (800) 770-2030 or (647) 362-9199 and entering the conference ID 90039.
Additionally, we will post a supplemental presentation, containing highlights of our results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Nevada, and Montana in the United States, in and around Banff, Jasper, and Vancouver in Canada, and in Reykjavik, Iceland. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

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Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	the impact of our overall level of indebtedness, as well as our financial flexibility;
•	identified material weaknesses in our internal control over financial reporting;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC and in subsequent filings we make with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

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Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com
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VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Revenue:
Pursuit	$88,474	$77,599	$10,875	14.0%	121,137	101,383	19,754	19.5%
GES:
Spiro	80,368	89,425	(9,057)	-10.1%	$140,730	$132,241	$8,489	6.4%
GES Exhibitions	154,534	154,600	(66)	0.0%	324,031	266,431	57,600	21.6%
Inter-segment eliminations	(3,065)	(2,421)	(644)	-26.6%	(4,796)	(3,492)	(1,304)	-37.3%
Total GES	231,837	241,604	(9,767)	-4.0%	$459,965	$395,180	$64,785	16.4%
Total revenue	$320,311	$319,203	$1,108	0.3%	$581,102	$496,563	$84,539	17.0%

Segment operating income (loss):
Pursuit	$9,811	$5,571	4,240	76.1%	(9,301)	(15,627)	6,326	40.5%
GES:
Spiro	8,279	14,847	(6,568)	-44.2%	11,453	14,608	$(3,155)	-21.6%
GES Exhibitions	15,354	16,273	(919)	-5.6%	25,764	14,918	10,846	72.7%
Total GES	23,633	31,120	(7,487)	-24.1%	37,217	29,526	7,691	26.0%
Segment operating income	$33,444	$36,691	$(3,247)	-8.8%	$27,916	$13,899	$14,017	**
Corporate eliminations	16	17	(1)	-5.9%	32	34	(2)	-5.9%
Corporate activities	(3,511)	(3,440)	(71)	-2.1%	(6,676)	(6,113)	(563)	-9.2%
ON Services sale purchase price adjustment	(204)	-	(204)	**	(204)	-	(204)	**
Restructuring charges (Note A)	(192)	(1,426)	1,234	86.5%	(645)	(2,080)	1,435	69.0%
Impairment charges	-	-	-	**	-	(583)	583	-100.0%
Other expense, net	(448)	(612)	164	26.8%	(979)	(1,250)	271	21.7%
Net interest expense (Note B)	(12,356)	(7,761)	(4,595)	-59.2%	(24,605)	(13,638)	(10,967)	-80.4%
Income (loss) from continuing operations before income taxes	16,749	23,469	(6,720)	-28.6%	(5,161)	(9,731)	4,570	47.0%
Income tax expense (Note C)	(5,028)	(3,359)	(1,669)	-49.7%	(4,450)	(777)	(3,673)	**
Income (loss) from continuing operations	11,721	20,110	(8,389)	-41.7%	(9,611)	(10,508)	897	8.5%
Income (loss) from discontinued operations	(143)	52	(195)	**	(201)	327	(528)	**
Net income (loss)	11,578	20,162	(8,584)	-42.6%	(9,812)	(10,181)	369	3.6%
Net (income) loss attributable to noncontrolling interest	(903)	(451)	(452)	**	(505)	753	(1,258)	**
Net loss attributable to redeemable noncontrolling interest	286	128	158	**	409	266	143	53.8%
Net income (loss) attributable to Viad	$10,961	$19,839	$(8,878)	-44.8%	$(9,908)	$(9,162)	$(746)	-8.1%

Amounts Attributable to Viad:
Income (loss) from continuing operations	$11,104	$19,787	$(8,683)	-43.9%	$(9,707)	$(9,489)	$(218)	-2.3%
Income (loss) from discontinued operations	(143)	52	(195)	**	(201)	327	(528)	**
Net income (loss)	$10,961	$19,839	$(8,878)	-44.8%	$(9,908)	$(9,162)	$(746)	-8.1%

Income (loss) per common share attributable to Viad (Note D):
Basic income (loss) per common share	$0.33	$0.64	$(0.31)	-48.4%	$(0.66)	$(0.67)	$0.01	1.5%
Diluted income (loss) per common share	$0.33	$0.64	$(0.31)	-48.4%	$(0.66)	$(0.67)	$0.01	1.5%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,840	20,571	269	1.3%	20,796	20,544	252	1.2%
Additional dilutive shares related to share-based compensation	135	160	(25)	-15.6%	-	-	-	**
Diluted weighted-average outstanding common shares	20,975	20,731	244	1.2%	20,796	20,544	252	1.2%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$19,482	$15,613	$3,869	24.8%	$9,167	$4,115	$5,052	**
GES:
Spiro	8,940	15,750	(6,810)	-43.2%	12,677	16,492	(3,815)	-23.1%
GES Exhibitions	17,905	19,381	(1,476)	-7.6%	30,912	21,359	9,553	44.7%
Total GES	26,845	35,131	(8,286)	-23.6%	43,589	37,851	5,738	15.2%
Corporate	(3,470)	(3,268)	(202)	-6.2%	(6,507)	(5,802)	(705)	-12.2%
Consolidated Adjusted EBITDA	42,857	47,476	(4,619)	-9.7%	46,249	36,164	10,085	27.9%

	As of June 30,
Capitalization Data:	2023	2022	$ Change	% Change
Cash and cash equivalents	53,179	54,516	(1,337)	-2.5%
Total debt	477,876	492,297	(14,421)	-2.9%
Viad shareholders' equity	16,487	(7,591)	24,078	**
Non-controlling interests (redeemable and non-redeemable)	88,216	88,779	(563)	-0.6%
Convertible Series A Preferred Stock (Note E):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)
Restructuring Charges — The decrease in restructuring charges during the three and six months ended June 30, 2023 was primarily related to our 2022 transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments.

(B)
Net Interest Expense — The increase in interest expense during the three and six months ended June 30, 2023 was primarily due to higher interest rates in 2023, and to a lesser extent to a $1.9 million reduction in capitalized interest recorded during the six months ended June 30, 2023 as compared to the six months ended June 30, 2022.

(C)
Income Tax Expense – The effective tax rate was 30.0% for the three months ended June 30, 2023 and 14.3% for the three months ended June 30, 2022.  The effective tax rate was a negative 86.2% for the six months ended June 30, 2023 and negative 8.0% for the six months ended June 30, 2022.  The effective rate differed from the 21% federal rate for the three months ended June 30, 2023 and the three months ended June 30, 2022 as a result of excluding the tax benefit on jurisdictions where we have a valuation allowance and the change in income or loss in our jurisdictions.  The effective rate differed from the federal rate for the six months ended June 30, 2023 and the six months ended June 30, 2022 also as a result of excluding tax benefits in certain jurisdictions, the mix of income or loss by jurisdiction, and the $2.1 million benefit taken in the first quarter of 2023 on certain separate U.S. state jurisdictions.

(D)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended June 30,				Six months ended June 30,
(in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Net income (loss) attributable to Viad	$10,961	$19,839	$(8,878)	-44.8%	$(9,908)	$(9,162)	$(746)	-8.1%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(3,900)	(3,900)	-	0.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	(412)	412	-100.0%	-	(763)	763	-100.0%
Undistributed income (loss) attributable to Viad	9,011	17,477	(8,466)	-48.4%	(13,808)	(13,825)	17	0.1%
Less: Allocation to participating securities	(2,186)	(4,293)	2,107	49.1%	-	-	-	**
Net income (loss) allocated to Viad common shareholders (basic)	$6,825	$13,184	$(6,359)	-48.2%	$(13,808)	$(13,825)	$17	0.1%
Add: Allocation to participating securities	11	25	-	-56.0%	-	-	-	**
Net income (loss) allocated to Viad common shareholders (diluted)	$6,836	$13,209	$(6,359)	-48.2%	$(13,808)	$(13,825)	$17	0.1%

Basic weighted-average outstanding common shares	20,840	20,571	269	1.3%	20,796	20,544	252	1.2%
Additional dilutive shares related to share-based compensation	135	160	(25)	-15.6%	-	-	-	**
Diluted weighted-average outstanding common shares	20,975	20,731	244	1.2%	20,796	20,544	252	1.2%

(E)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$10,961	$19,839	$(8,878)	-44.8%	$(9,908)	$(9,162)	$(746)	-8.1%
(Income) loss from discontinued operations attributable to Viad	143	(52)	195	**	201	(327)	528	**
Income (loss) from continuing operations attributable to Viad	11,104	19,787	(8,683)	-43.9%	(9,707)	(9,489)	(218)	-2.3%
ON Services sale purchase price adjustment, pre-tax	204	-	204	**	204	-	204	**
Restructuring charges, pre-tax	192	1,426	(1,234)	-86.5%	645	2,080	(1,435)	-69.0%
Impairment charges, pre-tax	-	-	-	**	-	583	(583)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	465	1,001	(536)	-53.5%	1,311	1,858	(547)	-29.4%
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(184)	-	(184)	**	(823)	-	(823)	**
Tax expense (benefit) on above items	60	(61)	121	**	309	(138)	447	**
Favorable tax matters	-	-	-	**	(2,103)	-	(2,103)	**
Income (loss) before other items	$11,841	$22,153	$(10,312)	-46.5%	$(10,164)	$(5,106)	$(5,058)	-99.1%

The components of income (loss) before other items per share are as follows:

Income (loss) before other items (as reconciled above)	11,841	22,153	(10,312)	-46.5%	(10,164)	(5,106)	(5,058)	-99.1%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(3,900)	(3,900)	-	0.0%
Undistributed income (loss) before other items attributable to Viad (Note C)	9,891	20,203	(10,312)	-51.0%	(14,064)	(9,006)	(5,058)	-56.2%
Less: Allocation to participating securities (Note D)	(2,388)	(4,934)	2,546	51.6%	-	-	-	**
Diluted income (loss) before other items allocated to Viad common shareholders	$7,503	$15,269	$(7,766)	-50.9%	$(14,064)	$(9,006)	$(5,058)	-56.2%

Diluted weighted-average outstanding common shares	20,975	20,731	244	1.2%	20,796	20,544	252	1.2%

Income (loss) before other items per common share	$0.36	$0.74	$(0.38)	-51.4%	$(0.68)	$(0.44)	$(0.24)	-54.5%

(A)	Acquisition-related costs and other non-recurring expenses include:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Acquisition integration costs - Pursuit[1]	$-	$119	$30	$119
Acquisition transaction-related costs - Pursuit[1]	42	93	74	401
Acquisition transaction-related costs - Corporate[2]	6	(2)	3	108
Attraction start-up costs[1,3]	417	648	1,109	1,079
Other non-recurring expenses[2,4]	-	143	95	151
Acquisition-related and other non-recurring expenses, pre-tax	$465	$1,001	$1,311	$1,858

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
[4] Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)
Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C)
We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D)
Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive.  The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Weighted-average outstanding common shares	20,975	20,731	20,796	20,544
Effect of participating convertible preferred shares (if applicable)	6,674	6,674	-	-
Effect of participating non-vested shares (if applicable)	-	25	-	-
Weighted-average shares including effect of participating interests (if applicable)	27,649	27,430	20,796	20,544

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Viad Consolidated:
Revenue	$320,311	$319,203	$1,108	0.3%	$581,102	$496,563	$84,539	17.0%

Net income (loss) attributable to Viad	$10,961	$19,839	$(8,878)	-44.8%	$(9,908)	$(9,162)	$(746)	-8.1%
Net income (loss) attributable to noncontrolling interest	903	451	452	**	505	(753)	1,258	**
Net loss attributable to redeemable noncontrolling interest	(286)	(128)	(158)	**	(409)	(266)	(143)	-53.8%
(Income) loss from discontinued operations	143	(52)	195	**	201	(327)	528	**
Net interest expense	12,356	7,761	4,595	59.2%	24,605	13,638	10,967	80.4%
Income tax expense	5,028	3,359	1,669	49.7%	4,450	777	3,673	**
Depreciation and amortization	12,804	13,207	(403)	-3.1%	25,279	26,486	(1,207)	-4.6%
ON Services sale purchase price adjustment	204	-	204	**	204	-	204	**
Restructuring charges	192	1,426	(1,234)	-86.5%	645	2,080	(1,435)	-69.0%
Impairment charges	-	-	-	**	-	583	(583)	-100.0%
Other expense	448	612	(164)	-26.8%	979	1,250	(271)	-21.7%
Start-up costs (A)	417	648	(231)	-35.6%	1,109	1,079	30	2.8%
Acquisition transaction-related costs	48	91	(43)	-47.3%	77	509	(432)	-84.9%
Integration costs	-	119	(119)	-100.0%	30	119	(89)	-74.8%
Other non-recurring expenses	-	143	(143)	-100.0%	95	151	(56)	-37.1%
Remeasurement of finance lease obligation (B)	(361)	-	(361)	**	(1,613)	-	(1,613)	**
Consolidated Adjusted EBITDA	$42,857	$47,476	$(4,619)	-9.7%	$46,249	$36,164	$10,085	27.9%
Adjusted EBITDA attributable to noncontrolling interest	(2,781)	(2,092)	(689)	-32.9%	(3,426)	(2,404)	(1,022)	-42.5%
Consolidated Adjusted EBITDA attributable to Viad	$40,076	$45,384	$(5,308)	-11.7%	$42,823	$33,760	$9,063	26.8%

Consolidated Adjusted EBITDA by Business:
Pursuit	$19,482	$15,613	$3,869	24.8%	$9,167	$4,115	$5,052	**
Total GES	26,845	35,131	(8,286)	-23.6%	43,589	37,851	5,738	15.2%
Total Segment EBITDA	46,327	50,744	(4,417)	-8.7%	52,756	41,966	10,790	25.7%
Corporate EBITDA	(3,470)	(3,268)	(202)	-6.2%	(6,507)	(5,802)	(705)	-12.2%
Consolidated Adjusted EBITDA	$42,857	$47,476	$(4,619)	-9.7%	$46,249	$36,164	$10,085	27.9%

Pursuit Adjusted EBITDA:
Revenue	$88,474	$77,599	$10,875	14.0%	$121,137	$101,383	$19,754	19.5%
Cost of services and products	(78,663)	(72,028)	(6,635)	-9.2%	(130,438)	(117,010)	(13,428)	-11.5%
Segment operating income (loss)	9,811	5,571	4,240	76.1%	(9,301)	(15,627)	6,326	40.5%
Depreciation	8,279	7,866	413	5.3%	16,413	15,648	765	4.9%
Amortization	1,294	1,316	(22)	-1.7%	2,455	2,495	(40)	-1.6%
Start-up costs (A)	417	648	(231)	-35.6%	1,109	1,079	30	2.8%
Acquisition transaction-related costs	42	93	(51)	-54.8%	74	401	(327)	-81.5%
Integration costs	-	119	(119)	-100.0%	30	119	(89)	-74.8%
Remeasurement of finance lease obligation (B)	(361)	-	(361)	**	(1,613)	-	(1,613)	**
Adjusted EBITDA	$19,482	$15,613	$3,869	24.8%	$9,167	$4,115	$5,052	**
Adjusted EBITDA attributable to noncontrolling interest	(2,781)	(2,092)	(689)	-32.9%	(3,426)	(2,404)	(1,022)	-42.5%
Adjusted EBITDA attributable to Viad	$16,701	$13,521	$3,180	23.5%	$5,741	$1,711	$4,030	**

Pursuit Operating margin	11.1%	7.2%		3.9%	-7.7%	-15.4%		7.7%
Pursuit Adjusted EBITDA margin	22.0%	20.1%		1.9%	7.6%	4.1%		3.5%

Total GES Adjusted EBITDA:
Revenue	$231,837	$241,604	$(9,767)	-4.0%	$459,965	$395,180	$64,785	16.4%
Cost of services and products	(208,204)	(210,484)	2,280	1.1%	(422,748)	(365,654)	(57,094)	-15.6%
Segment operating income	23,633	31,120	(7,487)	-24.1%	37,217	29,526	7,691	26.0%
Depreciation	2,240	2,922	(682)	-23.3%	4,418	6,142	(1,724)	-28.1%
Amortization	972	1,089	(117)	-10.7%	1,954	2,183	(229)	-10.5%
Total GES Adjusted EBITDA	$26,845	$35,131	$(8,286)	-23.6%	$43,589	$37,851	$5,738	15.2%

Total GES Operating margin	10.2%	12.9%		-2.7%	8.1%	7.5%		0.6%
Total GES Adjusted EBITDA margin	11.6%	14.5%		-3.0%	9.5%	9.6%		-0.1%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$8,940	$15,750	$(6,810)	-43.2%	$12,677	$16,492	$(3,815)	-23.1%
GES Exhibitions	17,905	19,381	(1,476)	-7.6%	30,912	21,359	9,553	44.7%
Total GES	$26,845	$35,131	$(8,286)	-23.6%	$43,589	$37,851	$5,738	15.2%

Spiro Revenue	$80,368	$89,425	$(9,057)	-10.1%	$140,730	$132,241	$8,489	6.4%

Spiro Adjusted EBITDA Margin	11.1%	17.6%		-6.5%	9.0%	12.5%		-3.5%

GES Exhibitions Revenue	$154,534	$154,600	$(66)	0.0%	$324,031	$266,431	$57,600	21.6%

GES Exhibitions Adjusted EBITDA Margin	11.6%	12.5%		-0.9%	9.5%	8.0%		1.5%

(A)	Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B)
Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following table provides 2022 revenue and Adjusted EBITDA, along with reconciliations of Adjusted EBITDA to the nearest GAAP measure, net income attributable to Viad.

	2022
($ in thousands)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Viad Consolidated:
Net income (loss) attributable to Viad	$(29,001)	$19,839	$38,121	$(5,739)	$23,220
Net income (loss) attributable to noncontrolling interest	(1,204)	451	3,784	(708)	2,323
Net loss attributable to redeemable noncontrolling interest	(138)	(128)	(88)	(394)	(748)
(Income) loss from discontinued operations	(275)	(52)	42	137	(148)
Net interest expense	5,877	7,761	10,252	11,001	34,891
Income tax expense (benefit)	(2,582)	3,359	8,810	386	9,973
Depreciation and amortization	13,279	13,207	12,956	13,041	52,483
Gain on sale of ON Services	-	-	-	(19,637)	(19,637)
Restructuring charges (recoveries)	654	1,426	1,387	(408)	3,059
Impairment charges	583	-	-	-	583
Other expense	638	612	280	547	2,077
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	418	91	765	53	1,327
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Other non-recurring expenses (C)	8	143	-	-	151
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,498)	$15,613	$75,085	$(11,251)	$67,949
Total GES	2,720	35,131	10,685	12,721	61,257
Total Segment EBITDA	(8,778)	50,744	85,770	1,470	129,206
Corporate EBITDA	(2,534)	(3,268)	(3,811)	(3,476)	(13,089)
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Pursuit Adjusted EBITDA:
Revenue	$23,784	$77,599	$163,796	$34,148	$299,327
Cost of services and products	(44,982)	(72,028)	(104,047)	(54,239)	(275,296)
Segment operating income (loss)	(21,198)	5,571	59,749	(20,091)	24,031
Depreciation	7,782	7,866	7,501	7,926	31,075
Amortization	1,179	1,316	1,351	1,175	5,021
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	308	93	834	24	1,259
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Adjusted EBITDA	$(11,498)	$15,613	$75,085	$(11,251)	$67,949

Pursuit Operating margin	-89.1%	7.2%	36.5%	-58.8%	8.0%
Pursuit Adjusted EBITDA margin	-48.3%	20.1%	45.8%	-32.9%	22.7%

Total GES Adjusted EBITDA:
Revenue	$153,576	$241,604	$218,925	$213,879	$827,984
Cost of services and products	(155,170)	(210,484)	(212,335)	(205,082)	(783,071)
Segment operating income (loss)	(1,594)	31,120	6,590	8,797	44,913
Depreciation	3,220	2,922	2,970	2,802	11,914
Amortization	1,094	1,089	1,125	1,122	4,430
Total GES Adjusted EBITDA	$2,720	$35,131	$10,685	$12,721	$61,257

Total GES Operating margin	-1.0%	12.9%	3.0%	4.1%	5.4%
Total GES Adjusted EBITDA margin	1.8%	14.5%	4.9%	5.9%	7.4%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$742	$15,750	$4,688	$5,795	$26,975
GES Exhibitions	1,978	19,381	5,997	6,926	34,282
Total GES	$2,720	$35,131	$10,685	$12,721	$61,257

Spiro Revenue	$42,816	$89,425	$73,277	$72,123	$277,641

Spiro Adjusted EBITDA Margin	1.7%	17.6%	6.4%	8.0%	9.7%

GES Exhibitions Revenue	$111,831	$154,600	$147,872	$143,577	$557,880

GES Exhibitions Adjusted EBITDA Margin	1.8%	12.5%	4.1%	4.8%	6.1%

(A)	Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B)
Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(C)	Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.